Exhibit 99.1

UAL Investor Update: June 17, 2009
Outlook Highlights
Capacity
Second quarter 2009 consolidated available seat miles (ASMs) are estimated to be down 9.0% year-over-year, at the low end of the outlook provided on April 21, 2009. Second quarter 2009 consolidated revenue passenger miles (RPMs) are estimated to be down 9.5% to 10.5% year-over-year.
Revenue
The company estimates consolidated passenger unit revenue (PRASM) to be down 17.9% to 18.9% year-over-year for the second quarter, and mainline PRASM to be down 20.1% to 21.1% year-over-year.
Non-Fuel Expense
The company estimates second quarter 2009 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be flat to up 0.5% year-over-year, and consolidated CASM, excluding profit sharing and certain accounting charges, to be up 1.0% to 1.5% year-over-year. This compares to the outlook provided April 21, 2009 of an increase of 2.0% to 3.0% year-over-year for mainline CASM and 2.5% to 3.5% year-over-year for consolidated CASM, both excluding profit sharing and certain accounting charges.
Fuel Expense
The company estimates mainline fuel price, including the impact of cash settled hedges, to be $1.91 per gallon for the second quarter. The company has previously posted cash collateral with its fuel hedge counterparties that will be used to cover hedge losses as contracts settle.
Non-Operating Income/Expense
A portion of the company’s total fuel hedge gains and losses are classified as non-operating expense, with the rest classified as operating fuel expense. Based on June 15 closing forward prices, the company expects to recognize $95 million of cash losses on settled hedge contracts reported in non-operating expense in the second quarter. Excluding hedge impacts, non-operating expense is estimated to be $135 million to $145 million for the second quarter.*
Income Taxes
Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the second quarter of 2009.
Unrestricted and Restricted Cash
The company expects an unrestricted cash balance of $2.5 billion, a restricted cash balance of $300 million, and fuel hedge collateral posted with counterparties of $195 million at the end of the second quarter.
Credit Facility Fixed Charge Coverage Ratio Covenant Calculation
The company expects to be in full compliance with its credit facility covenants in the second quarter. The following pages include additional information concerning the nature of the calculation, as well as an outlook for certain components of the calculation, which the company believes will be useful to investors seeking a better understanding of the covenant.

*	The company believes that excluding fuel hedge expenses from non-operating expense is useful to investors because it more clearly depicts the performance of other non-operating revenue and expense items.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Second Quarter 2009 Financial and Operational Outlook

Year-Over-Year %
	Second Quarter	Change
	2009	Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	9.14¢ – 9.25¢	(21.1%) – (20.1%)
Regional Affiliate Passenger Unit Revenue (¢/ASM)	16.57¢ – 16.75¢	(14.2%) – (13.3%)
Consolidated Passenger Unit Revenue (¢/ASM)	10.05¢ – 10.17¢	(18.9%) – (17.9%)
Cargo and Other Revenue ($ millions)	$310M – $320M

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	10.83¢ – 10.87¢	(20.1%) – (19.8%)
Regional Affiliate Unit Cost (¢/ASM)	15.83¢ – 15.90¢	(22.9%) – (22.5%)
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.44¢ – 11.48¢	(19.9%) – (19.6%)

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	7.80¢ – 7.84¢	0.0% – 0.5%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.95¢ – 12.02¢	0.3% – 0.8%
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.31¢ – 8.35¢	1.0% – 1.5%

Fuel Expense
Mainline Fuel Consumption	500 Million Gallons
Mainline Fuel Price Excluding Hedges	$1.60 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$1.91 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$1.21 / Gallon
Regional Affiliates Fuel Consumption	95 Million Gallons
Regional Affiliates Fuel Price	$1.80 / Gallon

(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)
Non-Operating Income/(Expense) Excluding Hedge Gains/Losses	$(135M) – $(145M)
Cash Net Losses on Settled Fuel Hedge Contracts	$(95M)

Total Non-Operating Income/(Expense) Excluding
Non-Cash Net Mark-to-Market Fuel Hedge Gains	$(230M) – $(240M)
Non-Cash Net Mark-to-Market Fuel Hedge Gains	$135M

Total GAAP Non-Operating Income/(Expense)	$(95M) – $(105M)

Income Taxes
Effective Tax Rate	0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	17,612	(13.3%)
Mainline International Capacity (Million ASM’s)	13,924	(7.7%)
Mainline System Capacity (Million ASM’s)	31,536	(10.9%)
Regional Affiliates Capacity (Million ASM’s)	4,411	6.9%
Consolidated Domestic Capacity (Million ASM’s)	22,023	(9.9%)
Consolidated System Capacity (Million ASM’s)	35,947	(9.0%)
Mainline System Traffic (Million RPM’s)	25,718 – 26,012	(12.7%) – (11.7%)
Regional Affiliates Traffic (Million RPM’s)	3,442 – 3,474	9.7% – 10.7%
Consolidated System Traffic (Million RPM’s)	29,160 – 29,486	(10.5%) – (9.5%)

* Excludes special items and certain accounting charges
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions and Collateral
A detailed description of the company’s fuel hedge positions can be found in the first quarter 2009 Form 10-Q, Item 3, page 39. Since March 31, 2009, the company has purchased additional call options on an incremental 12% of the last nine months of 2009 forecasted consolidated consumption at an average crude oil equivalent strike price of $60 per barrel. In addition, the company has entered into swap agreements on an incremental 11% of the last nine months of 2009 forecasted consolidated consumption at an average crude oil equivalent price of $63 per barrel. The table below outlines the company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of June 15, 2009:

Crude Oil Price*	Cash Settled Hedge Impact	2Q09	3Q09	4Q09	FY09
$100 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.84	$2.89	$2.23
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.37)	$(0.38)	$0.02
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$7M	$8M	$190M
$90 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.60	$2.65	$2.11
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.22)	$(0.26)	$0.09
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$15M	$15M	$206M
$80 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$2.36	$2.41	$1.99
	Increase/(Decrease) to Fuel Expense ($/gal)		$(0.07)	$(0.14)	$0.15
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$26M	$26M	$227M
$70.62 per Barrel***	Mainline Fuel Price Excluding Hedge** ($/gal)	$1.60	$2.14	$2.19	$1.88
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.31	$0.07	$(0.02)	$0.22
	Increase/(Decrease) to Non-Operating Expense ($ millions)	$95M	$36M	$35M	$247M
$60 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.88	$1.93	$1.75
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.23	$0.10	$0.29
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$47M	$47M	$269M
$50 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.65	$1.70	$1.63
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.35	$0.18	$0.34
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$57M	$57M	$290M
$40 per Barrel	Mainline Fuel Price Excluding Hedge** ($/gal)		$1.41	$1.46	$1.51
	Increase/(Decrease) to Fuel Expense ($/gal)		$0.41	$0.22	$0.37
	Increase/(Decrease) to Non-Operating Expense ($ millions)		$63M	$60M	$299M

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with June 15, 2009 forward prices, and a parallel crude forward price curve consistent with June 15, 2009 forward prices. Row headings refer to illustrative spot closing prices on June 15, 2009.

**	Mainline fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

***	The row labeled $70.62 per barrel is consistent with the June 15, 2009 fuel forward price curve used to provide the outlook on each of the collateral tables shown below, as well as the Second Quarter 2009 Financial and Operational Outlook table on the prior page.
As of June 30, 2009 the company expects to have $195 million in fuel hedge collateral posted with its fuel hedge counterparties for net out-of-the-money hedges. In addition, the company expects to recognize, as restricted cash, $50 million in fuel hedge collateral from fuel hedge counterparties for net in-the-money hedges.
Projected Fuel Hedge Collateral Balance at Each Quarter End

	2Q09	3Q09	4Q09
Based on June 15, 2009 Closing Forward Prices	$195M	$60M	$10M
The United Building: 77 West Wacker Drive, Chicago, IL 60601

The table below outlines the company’s estimated collateral provisions at various crude oil prices, based on the company’s hedge position and the closing forward prices as of June 15, 2009.

Approximate Change in Cash
Collateral For Each $5 per
Barrel Change in the Price of
Price of Crude Oil, in Dollars per Barrel:	Crude Oil
Above $125	No Collateral Required
Above $90, but Less than or Equal to $125	$15 million
Above $50, but Less than or Equal to $90	$25 million
Above $35, but Less than or Equal to $50	$47 million
Less than or Equal to $35	$34 million
The company also expects to recognize, as restricted cash, fuel hedge collateral from fuel hedge counterparties for net in-the-money hedges. The company expects to recognize $25 million for each $5 increase in the price of crude oil per barrel above $60, and $47 million for each $5 increase in the price of crude oil per barrel above $70.
For example, at an illustrative $70 per barrel, the company’s June 15, 2009 required collateral provision to its derivative counterparties would be approximately $205 million and the amount of restricted cash received from fuel hedge counterparties would be approximately $50 million.
Credit Facility Fixed Charge Coverage Ratio Covenant Calculation
The Company’s credit facility fixed charge coverage ratio requires it to maintain a ratio of EBITDAR to fixed charges for each covenant testing period. EBITDAR represents earnings before interest expense net of interest income, income taxes, depreciation, amortization, aircraft rent and certain cash and non-cash charges as further defined by the Amended Credit Facility and fixed charges represent the sum of cash interest expense and cash aircraft operating rental expense. The other adjustments to EBITDAR include items such as foreign currency transaction gains or losses, increases or decreases in our deferred revenue obligation, share-based compensation expense, non-recurring or unusual losses, any non-cash non-recurring charge or non-cash restructuring charge, a limited amount of cash restructuring charges, certain cash transaction costs incurred with financing activities and the cumulative effect of changes in accounting principle.
The requirement to meet this ratio resumes beginning in the second quarter of 2009, after a one-year suspension as agreed with the lenders. The required ratio for the periods ended June 30, 2009, September 30, 2009 and December 31, 2009 shall be computed based on the three months ended June 30, 2009, the six months ended September 30, 2009 and the nine months ended December 31, 2009, respectively; the required ratio in subsequent quarters shall be computed based on the twelve months preceding each quarter-end.
For purposes of the covenant measurement EBITDAR is calculated using fuel expense and non-operating hedge results on a GAAP basis. GAAP reported fuel expense and non-operating hedge results include both cash and non-cash gains and losses on hedge positions. Including the non-cash mark-to-market gains on fuel hedge positions is expected to improve EBITDAR by approximately $565 million for the last three quarters of 2009 based on the June 15, 2009 closing forward price curve and current hedge portfolio. Further, as stated above, the fixed charges in the ratio’s denominator are limited to cash interest expense and cash aircraft operating rent expense. The company estimates the following amounts for these items for the last three quarters of 2009:

	For the Three	For the Six	For the Nine
	Months Ended	Months Ended	Months Ended
Projected Fixed Charges for Each Quarter	June 30, 2009	Sept. 30, 2009	Dec. 31, 2009

Fixed Charges	$185M	$365M	$550M

Coverage Ratio Covenant	1.0x	1.1x	1.2x
The company expects to be in full compliance with its credit facility covenants in the second quarter.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Share Count
Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the second quarter of 2009 and the full year 2009. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	2Q 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.1	145.1	$—
$1 million – $80 million	145.1	145.2	$—
$81 million – $112 million	145.1	167.5	$12.3
$113 million or greater	145.1	170.9	$14.8

	Full Year 2009
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in millions)
Less than or equal to $0	145.0	145.0	$—
$1 million – $323 million	145.0	145.2	$—
$324 million – $451 million	145.0	167.4	$49.6
$452 million or greater	145.0	170.8	$59.8
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the cost and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2008 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with U.S. Securities and Exchange Commission (“SEC”). Consequently, forward- looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.
The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations
Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q2 2009 Estimate
Operating expense per ASM — CASM (cents)	Low	High
Mainline operating expense excluding profit sharing	9.72	9.76
Special items and other exclusions*	—	—

Mainline operating expense excluding profit sharing and special items	9.72	9.76
Plus: net non-cash mark-to-market impact	1.11	1.11

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	10.83	10.87
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.03)	(3.03)

Mainline operating expense excluding fuel, profit sharing and special items	7.80	7.84

	Q2 2009 Estimate
Regional Affiliate expense per ASM — CASM (cents)	Low	High
Regional Affiliate operating expense	15.83	15.90
Less: Regional Affiliate fuel expense	(3.88)	(3.88)

Regional CASM excluding fuel	11.95	12.02

	Q2 2009 Estimate
Operating expense per ASM — CASM (cents)	Low	High
Consolidated operating expense excluding profit sharing	10.47	10.51
Special items and other exclusions*	—	—

Consolidated operating expense excluding profit sharing and special items	10.47	10.51
Plus: net non-cash mark-to-market impact	0.97	0.97

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.44	11.48
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.13)	(3.13)

Consolidated expense excluding fuel, profit sharing and special items	8.31	8.35

*	Operating expense per ASM — CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the second quarter, at this time the company is unable to accurately estimate the amounts of these charges.
The United Building: 77 West Wacker Drive, Chicago, IL 60601